Exhibit 99.1
Stanley Black & Decker Reports 3Q 2011 Results
New Britain, Connecticut, October 17th, 2011 ... Stanley Black & Decker (NYSE: SWK) today announced third quarter 2011 financial results.
•	3Q’11 Revenues Increased 11% From 3Q’10 Revenues To $2.6 Billion; Organic Revenues Up 4%

•	Diluted GAAP EPS, Including Merger & Acquisition (“M&A”) Related Charges, Was $0.92

•	Excluding M&A Charges, 3Q’11 Diluted EPS Was $1.34

•	3Q’11 Free Cash Flow Of $176 Million, Excluding M&A Related Payments

•	$350 Million Shares Repurchased During 3Q’11
3Q’11 Key Points:
➢	Net sales for the period were $2.6 billion, up 11% versus prior year, attributable to 4% organic growth, 3% from currency and 4% from acquisitions.

➢	Diluted GAAP EPS, including M&A related charges, was $0.92. Excluding M&A related charges, 3Q’11 diluted EPS was $1.34.

➢	The gross margin rate for the quarter was 37.0%. Excluding M&A related charges, the gross margin rate was 37.5%, up 60 bps from prior year levels, as cost synergies, productivity projects and price more than offset substantial inflationary headwinds.

➢	SG&A expenses were 24.5% of sales. Excluding M&A related charges, SG&A expenses were 23.6% of sales, down from a 3Q’10 level of 24.3%.

➢	3Q’11 operating margin was 12.5% of sales. Excluding M&A related charges, 3Q’11 operating margin was 13.9% of sales, up 130 bps from the 3Q’10 operating margin of 12.6%, as cost synergies and volume leverage more than offset inflation and the modest dilutive impact of acquisitions. Excluding Niscayah and M&A related charges, the 3Q’11 operating margin was 14.0%.

➢	The 3Q’11 tax rate was 17.7%. Excluding M&A related charges, the tax rate was 20.0%. The lower tax rate can be largely attributed to benefits resulting from certain lower contingencies.

➢	Working capital turns for the quarter were 5.7, up 24% from 3Q’10, excluding the impact of the Niscayah acquisition, which closed on September 9, 2011. 3Q’11 free cash flow was $176 million, before the effect of $78 million of M&A related charges and payments.
Stanley Black & Decker’s President and CEO, John F. Lundgren, commented, “We are encouraged with the results our businesses continue to achieve in the midst of the current macroeconomic backdrop. With little to no market growth in many of the industries and developed regions where we have a presence, it is successful new product introductions and ongoing value propositions that have resulted in the market share gains crucial to our company’s success. Our revenues within the emerging markets continue to grow at a high rate, and with operating margins above line average, are providing a solid contribution to the company’s bottom line as well. Our strong cash position allowed us to acquire $350 million of our stock during the quarter, which was $100 million more than previously communicated, as the volatile stock market presented an incremental opportunity to execute upon this additional element of shareholder value creation.”
3Q’11 Segment Results

	3Q’ 11 Segment Results
				Profit		Profit Rate
($ in M)	Sales	Profit	Charges[1]	Ex-Charges[1]	Profit Rate	Ex-Charges[1]
CDIY	$1,338	$169.9	$6.6	$176.5	12.7%	13.2%

Security	$656	$109.5	$11.3	$120.8	16.7%	18.4%

Industrial	$642	$105.8	$0.5	$106.3	16.5%	16.5%

[1]	M&A related charges primarily pertaining to facility closures
➢	In the CDIY segment, double-digit unit volume growth in Latin America and Asia and sales growth greater than 20% for Professional Power Tools drove organic growth for the quarter. Volumes in Europe, while still modestly soft, improved sequentially. Organic sales for the entire segment, excluding divestitures and Pfister, grew 5%. Within Hand Tools, Fasteners & Storage, the successful DeWalt hand tool launch coupled with strong growth in Latin America was not enough to offset softer-than expected demand in the North American retail and Independent channels. The Professional Power Tools business grew more than 20% due to the launch of the 20V Max lithium-ion line while the Power Tool Accessories business grew at a high single-digit rate. The Consumer Power Tool business was flat on an organic basis during the quarter. Sales for the Pfister business fell 22% due to the ongoing impact of the 1Q’11 loss of SKUs at a major customer.

For the entire CDIY segment, including Pfister and certain minor product line divestitures, net sales increased 6% versus 3Q’10 due to unit volumes (+4%), currency (+3%) and divestitures (-1%), while price was flat. Excluding M&A related charges, overall segment profit was up 20 basis points versus 3Q’10 as cost synergies and favorable mix more than offset inflation. Price was flat as successfully implemented price increases in response to commodity inflation were offset by higher promotional discounts on Ni-Cad and other older generation products.

➢	Net sales in Security increased 17% versus 3Q’10. Acquisition growth (+15%), price (+1%), and currency (+2%) drove the improvement. Unit volume was down 1%. The segment profit rate, excluding M&A charges, was 18.4%, 120 bps higher than the 3Q’10 rate of 17.2% as synergies, productivity projects and price more than offset the negative impact of inflation. Excluding new acquisitions, the segment profit rate was 20.2%. The Convergent Security Solutions (CSS) business was up 1% organically as revenue growth in the US was offset by softness in France. Within the US, strong order flow from both National Accounts and Core Commercial accounts should drive revenue growth going forward while the recurring monthly revenue base expanded at a solid pace during the quarter. Within CSS, Healthcare Solutions grew revenues 12% organically, due to strong sales in both patient security and RFID-enabled storage systems.

Mechanical Access organic sales were down 1%, as mid-single digit growth in the residential and commercial mechanical lock business was offset by weakness within Access Technologies tied to delayed remodels at its largest customer. Excluding Access Technologies, organic sales rose 2%, as market share gains, particularly with the Kwikset SmartKeyTM product, continued to gain momentum.

➢	Organic sales in the Industrial segment rose 10%. Unit volumes grew 9%, price increased 1%, while currency was +4%. Acquisitions added 5%, bringing total sales growth to 19% for the quarter. Organic sales for the Industrial and Automotive Repair (IAR) platform grew 6%, led by industrial and mobile distribution as well as storage. IAR organic revenue growth in North America and the emerging markets more than offset low single-digit declines in Europe. The Engineered Fastening business posted organic sales growth of 14%, significantly outpacing global light vehicle production, which grew 5%. Growth in Japan recovered on a sequential basis following the natural disaster in 1Q, but was still mildly weaker on a year over year basis, as expected. Revenues in Europe and the Americas continued to expand due to new products and increased platform penetration. Overall Industrial segment profit, excluding M&A related charges, improved 60 bps versus prior year to 16.5%, largely attributable to 350 bps year-over-year margin expansion within IAR.
Executive Vice President and Chief Operating Officer, James M. Loree, commented, “Our ability to drive above market organic growth was clear again during the quarter. Professional Power Tools grew over 20% during the quarter in a market that was subdued, due to the successful launches of our 12V and 20V DeWalt lithium-ion line. (3Q’10 and 3Q’11, respectively). Engineered Fastening grew 14% organically, almost 3 times as much as global light vehicle production, as new products and increased platform penetration across the globe drove volumes. Within Security, the North American focused Kwikset security hardware grew 10% with no help from residential and commercial construction markets. Separately, the integration of Niscayah which commenced during the quarter, has proceeded as planned during the first four weeks and we continue to feel confident in our ability to deliver the previously communicated $80 million in cost synergies by 2013.”
Merger And Acquisition Related Charges
Total charges related to M&A in 3Q’11 were $95 million. Gross margin includes $15 million predominantly associated with facility closure related charges and M&A related costs recorded in SG&A, primarily for integration related administrative costs and consulting fees, which were $22 million. Approximately $18 million of these charges are included in segment results with the remainder in unallocated corporate overhead. Included in Other, net is $34 million primarily related to Niscayah. Merger-related restructuring charges, associated with planned facility closures and the severance of employees, totaled $24 million in 3Q’11.

2011 Outlook & 2012 Commentary
The company is guiding 4Q’11 EPS to be approximately $1.30, excluding M&A related charges. This brings full year EPS to the low end of the previously communicated 2011 EPS guidance of $5.15 - $5.40. Embedded in this is a forecast for approximately 3.5% organic revenue growth for the full year, down from the previous range of 4-5%. This is largely driven by a retraction in unit volumes within US hand tools, as well as modest softness in Europe, except for the Engineered Fastening business.
Total full year revenue growth will approximate 12.5%. Revenue from acquisitions combined with the impact from currency is anticipated to be 9%.
In addition:
➢	During the third quarter, the company completed a $350 million share repurchase, $100 million more than previously indicated which translated to 5.6 million shares. The company expects the year-end shares outstanding number to be approximately 167 million shares. The 2011 full year average will be 170 million shares, down from the 172.5 million that was previously communicated.

➢	The normalized tax rate for the year is expected to be approximately 24%, lower than the 25-26% previously anticipated. The core tax rate (ex-M&A charges/including 1 H discrete benefits) used to calculate guidance is expected to be 17-18%.
These items, netted with the negative impact from fluctuations in foreign exchange rates (principally the Euro) have had on the company’s earnings, result in a small positive impact to EPS.
Including all previously communicated M&A related charges, updated to include the charges related to Niscayah, the company expects EPS to approximate $3.75 to $3.98 in 2011.
➢	Total M&A related charges in 2011, including Niscayah, are now forecasted to be $260 — $300 million.

➢	Restructuring and related costs associated with severance of employees and facility closures of $122-$162 million: $74-$114 million of restructuring and $48 million related to COS. Other miscellaneous M&A related charges estimated to be $23 million.

➢	M&A related costs to be recorded in SG&A and “Other-net” of $115 million for certain compensation charges, advisory and consulting fees.
The company is reiterating its 2011 free cash flow guidance, excluding M&A related payments, of $1.1 billion.
Donald Allan Jr, Senior Vice President and CFO, commented, “As we look forward to 2012, we have a high degree of confidence that, even if current economic conditions persist, we have sufficient company-specific tailwinds to deliver EPS at or near $6.00 and cash flow at or above $1.1 billion before M&A expenses. These tailwinds include sequential accretion from the on track Black & Decker integration, meaningful accretion from the recently completed Niscayah acquisition, strong new product and share gain momentum across most of the company and a solid productivity outlook in conjunction with somewhat abating inflation. In short, we believe that Stanley Black & Decker is positioned to deliver a positive differentiated performance in 2012.”
The company will host a conference call with investors Tuesday, October 18th, at 10:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.
The call will be accessible by telephone at (800) 447-0521 and from outside the U.S. at (847) 413-3238; also, via the Internet at www.stanleyblackanddecker.com. To access, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. Please use the conference identification number 30872542. A replay will also be available two hours after the call and can be accessed at (888) 843-7419 or (630) 652-3042 using the passcode 30872542#.
Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.
Contact:	Kate White Vanek Vice President, Investor Relations kate.vanek@sbdinc.com (860) 827-3833
Various financial measures in this press release are prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). In addition, certain financial measures in the appendix to this press release are non-GAAP, or normalized, financial measures that exclude M&A-related items. Management uses these non-GAAP, or normalized, financial measures to assess current performance and establish operational goals, and believes that these measures assist investors in evaluating the results of our business and analyzing the underlying trends in our business over time. Investors should consider these non-GAAP normalized financial measures in addition to, and not as a substitute for, or as superior to, financial measures prepared in accordance with GAAP. A reconciliation of the GAAP financial measures to the corresponding non-GAAP financial measures, and an explanation of our use of these non-GAAP normalized financial measures and of the excluded items, are included in the appendix to this press release.
Operating margin is defined as sales less cost of sales less SG&A. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the company as a whole, as well as the related measures at the segment level.
Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized cash flow and free cash flow, as reconciled from the associated GAAP measures in Appendix A, are considered meaningful pro forma metrics to aid the understanding of the company’s cash flow performance aside from the material impact of the M&A-related payments and charges.
The core tax rate reflects the tax rate aside from M&A related charges. The normalized tax rate further excludes the discrete tax benefit pertaining to favorable tax settlements. Management uses these tax rates to aid in the analysis of the income tax provision aside from the effects of M&A related charges and certain significant tax benefits that may not reoccur.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995
Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve $80 million in cost synergies related to the Niscayah acquisition by 2013; (ii) excluding merger and acquisition related (“M&A”) charges, achieve fourth quarter 2011 EPS of approximately $1.30 and full year 2011 diluted EPS at the low end of the previously communicated 2011 EPS guidance of $5.15-$5.40, and including all acquisition and Black & Decker transaction related M&A charges, updated to include such charges related to Niscayah, in the range of $3.75-$3.98 for 2011; (iii) achieve total revenue growth for 2011 of 12.5% with revenue from acquisitions and impact from foreign exchange to be approximately 9%; (iv) achieve a full normalized tax rate in a range of approximately 24%; (v) obtain $1.1 billion in free cash flow for 2011, excluding M&A related charges and payments; and (vi) achieve 2012 EPS of close to $6.00 and free cash flow at or above $1.1B (collectively, the “Results”); are “forward looking statements” and subject to risk and uncertainty.
The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.
The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to execute integration and achieve the synergies, capitalize on growth opportunities and achieve the anticipated results of the combination with Black & Decker and the acquisition of Niscayah, with total M&A related charges in 2011 being in the range of $260-$300 million; (ii) the Company’s ability to achieve 3.5% organic revenue growth for the full year 2011; (iii) there being approximately 167 million shares outstanding at year end 2011, with the full year 2011 average shares outstanding being approximately 170 million; (iv) achieving a core tax rate in the range of 17-18%; (v) the Company’s success in launching new products and growing its presence in emerging markets; (vi) the Company’s ability to implement price recovery for 2011; (vii) successful identification, completion and integration of acquisitions, as well integration of existing businesses; (viii) the continued acceptance of technologies used in the Company’s products and services; (ix) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools relationships; (x) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xi) the proceeds realized with respect to any business or product line disposals; (xii) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xiii) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xiv) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases; (xv) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvi) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xvii) the Company’s ability to obtain favorable settlement of routine tax audits; (xviii) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xix) the continued ability of the Company to access credit markets under satisfactory terms;(xx) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, services, materials and products; and (xxi) the Company’s ability to successfully develop, market and achieve sales from new products and services.
The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any cost increases generated by, for example, increases in the cost of energy or significant Chinese Renminbi or other currency appreciation; (vi) the geographic distribution of the Company’s earnings; and (vii) the commitment to and success of the Stanley Fulfillment System.
The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: the continued economic growth of emerging markets, particularly Latin America; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	THIRD QUARTER		YEAR TO DATE
	2011	2010	2011	2010
NET SALES	$2,636.4	$2,369.1	$7,640.3	$5,996.7

COSTS AND EXPENSES
Cost of sales	1,662.0	1,514.8	4,816.0	3,917.5
Gross Margin	974.4	854.3	2,824.3	2,079.2
% to Net Sales	37.0%	36.1%	37.0%	34.7%

Selling, general and administrative	644.6	582.6	1,884.8	1,549.3
% to Net sales	24.5%	24.6%	24.7%	25.8%

Operating margin	329.8	271.7	939.5	529.9
% to Net sales	12.5%	11.5%	12.3%	8.8%

Other — net	89.9	52.3	202.2	182.3
Restructuring charges and asset impairments	24.3	24.8	58.7	208.0

Income from operations	215.6	194.6	678.6	139.6

Interest — net	26.9	26.7	83.2	69.4

EARNINGS BEFORE INCOME TAXES	188.7	167.9	595.4	70.2
Income taxes	33.4	44.8	84.4	9.3

NET EARNINGS	155.3	123.1	511.0	60.9

Less: net earnings (loss) attributable to non-controlling interests	0.7	(0.1)	0.4	0.5

NET EARNINGS ATTRIBUTABLE TO COMMON SHAREOWNERS	$154.6	$123.2	$510.6	$60.4

BASIC EARNINGS PER SHARE OF COMMON STOCK	$0.94	$0.74	$3.07	$0.43

DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.92	$0.73	$2.99	$0.42

DIVIDENDS PER SHARE OF COMMON STOCK	$0.41	$0.34	$1.23	$1.00

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	164,962	165,793	166,524	141,071

Diluted	168,896	168,889	170,976	143,766

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of Dollars)

	(Unaudited)
	October 1,	January 1,
	2011	2011
ASSETS
Cash and cash equivalents	$851.9	$1,745.4
Accounts and notes receivable, net	1,836.9	1,417.1
Inventories, net	1,604.6	1,272.0
Other current assets	443.9	381.1

Total current assets	4,737.3	4,815.6

Property, plant and equipment, net	1,225.8	1,166.5
Goodwill and other intangibles, net	10,142.0	8,814.1
Other assets	377.9	343.2

Total assets	$16,483.0	$15,139.4

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$1,078.2	$417.7
Accounts payable	1,387.0	998.6
Accrued expenses	1,345.1	1,325.9

Total current liabilities	3,810.3	2,742.2

Long-term debt	2,738.7	3,018.1
Other long-term liabilities	2,832.3	2,309.4
Stanley Black & Decker, Inc. shareowners’ equity	7,038.0	7,017.0
Non-controlling interests’ equity	63.7	52.7

Total liabilities and equity	$16,483.0	$15,139.4

STANLEY BLACK & DECKER INC. AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2011	2010	2011	2010
OPERATING ACTIVITIES
Net earnings	$154.6	$123.2	$510.6	$60.4
Depreciation and amortization	100.3	86.4	298.0	238.8
Changes in working capital	(45.0)	(72.8)	(120.7)	(183.2)
Other	(52.9)	62.3	(233.2)	271.4

Net cash provided by operating activities	157.0	199.1	454.7	387.4

INVESTING AND FINANCING ACTIVITIES
Capital and software expenditures	(58.4)	(45.9)	(196.4)	(103.1)
Business acquisitions and asset disposals	(1,010.6)	(460.6)	(1,149.2)	(478.7)
Cash acquired from Black & Decker	—	—	—	949.4
Proceeds from long-term borrowings	0.9	396.3	21.4	396.3
Proceeds from issuance of common stock	17.0	14.3	102.4	375.2
Payments on long-term debt	(1.8)	(0.9)	(403.2)	(202.5)
Net short-term (repayments) borrowings	(68.8)	(38.6)	556.0	40.2
Cash dividends on common stock	(69.1)	(56.3)	(206.6)	(145.2)
Other	(29.3)	30.1	(72.6)	16.2

Net cash (used in) provided by investing and financing activities	(1,220.1)	(161.6)	(1,348.2)	847.8

Change in Cash and Cash Equivalents	(1,063.1)	37.5	(893.5)	1,235.2

Cash and Cash Equivalents, Beginning of Period	1,915.0	1,598.4	1,745.4	400.7

Cash and Cash Equivalents, End of Period	$851.9	$1,635.9	$851.9	$1,635.9

The change in working capital is comprised of accounts receivable, inventory and accounts payable.

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2011	2010	2011	2010
NET SALES

Construction & DIY	$1,337.6	$1,266.8	$3,912.8	$3,115.8
Security	656.4	563.1	1,836.2	1,548.4
Industrial	642.4	539.2	1,891.3	1,332.5

Total	$2,636.4	$2,369.1	$7,640.3	$5,996.7

SEGMENT PROFIT
Construction & DIY	$169.9	$158.8	$516.9	$319.1
Security	109.5	87.2	284.7	219.0
Industrial	105.8	80.7	310.2	175.1

Segment Profit	385.2	326.7	1,111.8	713.2
Corporate Overhead	(55.4)	(55.0)	(172.3)	(183.3)

Total	$329.8	$271.7	$939.5	$529.9

Segment Profit as a Percentage of Net Sales
Construction & DIY	12.7%	12.5%	13.2%	10.2%
Security	16.7%	15.5%	15.5%	14.1%
Industrial	16.5%	15.0%	16.4%	13.1%

Segment Profit	14.6%	13.8%	14.6%	11.9%
Corporate Overhead	-2.1%	-2.3%	-2.3%	-3.1%

Total	12.5%	11.5%	12.3%	8.8%

APPENDIX A
STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars Except Per Share Amounts)

	THIRD QUARTER 2011
		Merger &
		Acquisition-
		Related
	Reported	Charges[1]	Normalized[2]
Gross margin	974.4	15.3	989.7
% to Net Sales	37.0%		37.5%

Selling, general and administrative	644.6	(21.8)	622.8
% to Net Sales	24.5%		23.6%

Operating margin	329.8	37.1	366.9
% to Net Sales	12.5%		13.9%

Income taxes	33.4	23.4	56.8
% to Earnings Before Income Taxes	17.7%		20.0%

Net earnings attributable to Common Shareowners	$154.6	$71.7	$226.3

Diluted earnings per share of common stock	$0.92	$0.42	$1.34

[1]	Merger and acquisition-related charges relate primarily to the Black & Decker merger and Niscayah acquisition, including facility closure-related charges, integration costs and transaction costs.

[2]	The normalized 2011 information, as reconciled to GAAP, is considered relevant to aid analysis of the company’s margin and earnings results aside from the material impact of the merger & acquisition-related charges.

	THIRD QUARTER 2010
		Merger &
		Acquisition-
		Related
	Reported	Charges[3]	Normalized[2]
Gross margin	854.3	19.9	874.2
% to Net Sales	36.1%		36.9%

Selling, general and administrative	582.6	(8.0)	574.6
% to Net Sales	24.6%		24.3%

Operating margin	271.7	27.9	299.6
% to Net Sales	11.5%		12.6%

Income taxes	44.8	16.1	60.9
% to Earnings Before Income Taxes	26.7%		27.0%

Net earnings attributable to Common Shareowners	$123.2	$41.4	$164.6

Diluted earnings per share of common stock	$0.73	$0.24	$0.97

[3]	Merger and acquisition-related charges relate primarily to the Black & Decker merger, including inventory step-up, facility closure-related charges, certain executive compensation and severance costs, transaction and integration costs.

APPENDIX A (CONTINUED)
STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars Except Per Share Amounts)

	YEAR TO DATE 2011
		Merger &
		Acquisition-
		Related
	Reported	Charges[1]	Normalized[2]
Gross margin	2,824.3	26.4	2,850.7
% to Net Sales	37.0%		37.3%

Selling, general and administrative	1,884.8	(55.5)	1,829.3
% to Net Sales	24.7%		23.9%

Operating margin	939.5	81.9	1,021.4
% to Net Sales	12.3%		13.4%

Income taxes	84.4	26.8	111.2
% to Earnings Before Income Taxes	14.2%		14.3%

Net earnings attributable to Common Shareowners	$510.6	$155.0	$665.6

Diluted earnings per share of common stock	$2.99	$0.90	$3.89

[1]	Merger and acquisition-related charges relate primarily to the Black & Decker merger and Niscayah acquisition, including facility closure-related charges, integration costs and transaction costs.

[2]	The normalized 2011 information, as reconciled to GAAP, is considered relevant to aid analysis of the company’s margin and earnings results aside from the material impact of the merger & acquisition-related charges.

	YEAR TO DATE 2010
		Merger &
		Acquisition-
		Related
	Reported	Charges[3]	Normalized[2]
Gross margin	2,079.2	185.2	2,264.4
% to Net Sales	34.7%		37.8%

Selling, general and administrative	1,549.3	(72.7)	1,476.6
% to Net Sales	25.8%		24.6%

Operating margin	529.9	257.9	787.8
% to Net Sales	8.8%		13.1%

Income taxes	9.3	119.3	128.6
% to Earnings Before Income Taxes	13.2%		22.6%

Net earnings attributable to Common Shareowners	$60.4	$380.4	$440.8

Diluted earnings per share of common stock	$0.42	$2.65	$3.07

[3]	Merger and acquisition-related charges relate primarily to the Black & Decker merger, including inventory step-up, facility closure-related charges, certain executive compensation and severance costs associated with the change in control, transaction and integration costs.

APPENDIX A (CONTINUED)
STANLEY BLACK & DECKER INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP CASH FLOW FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars)

	THIRD QUARTER 2011
		Merger &
		Acquisition-
		Related
		Charges and
	Reported	Payments[1]	Normalized[2]
Net cash provided by operating activities	157.0	71.7	228.7

Free Cash Flow Computation[3]
Operating Cash Inflow	$157.0		$228.7
Less: capital and software expenditures	(58.4)	6.0	(52.4)

Free Cash Inflow (before dividends)	$98.6	$77.7	$176.3

[1]	Merger and acquisition-related charges and payments relate primarily to the Black & Decker merger and Niscayah acquisition, including facility closure-related charges, integration costs and transaction costs.

	THIRD QUARTER 2010
		Merger &
		Acquisition- Related
		Charges and
	Reported	Payments[4]	Normalized[2]
Net cash provided by operating activities	199.1	80.7	279.8

Free Cash Flow Computation[3]
Operating Cash Inflow	$199.1		$279.8
Less: capital and software expenditures	(45.9)		(45.9)

Free Cash Inflow (before dividends)	$153.2		$233.9

[2,3]	Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized cash flow and free cash flow, as reconciled above, are considered meaningful pro forma metrics to aid the understanding of the company’s cash flow performance aside from the material impact of the merger and acquisition-related payments and charges.

[4]	Merger and acquisition-related charges and payments relate primarily to the Black & Decker merger, including inventory step-up (non-cash), facility closure-related charges, certain executive compensation and severance costs, transaction and integration costs.

APPENDIX A (CONTINUED)
STANLEY BLACK & DECKER INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP CASH FLOW FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars)

	YEAR TO DATE 2011
		Merger &
		Acquisition- Related
		Charges and
	Reported	Payments[1]	Normalized[2]
Net cash provided by operating activities	454.7	155.0	609.7

Free Cash Flow Computation[3]
Operating Cash Inflow	$454.7		$609.7
Less: capital and software expenditures	(196.4)	36.7	(159.7)

Free Cash Inflow (before dividends)	$258.3	$191.7	$450.0

[1]	Merger and acquisition-related charges and payments relate primarily to the Black & Decker merger and Niscayah acquisition, including facility closure-related charges, integration costs and transaction costs.

	YEAR TO DATE 2010
		Merger &
		Acquisition- Related
		Charges and
	Reported	Payments[4]	Normalized[2]
Net cash provided by operating activities	387.4	199.9	587.3

Free Cash Flow Computation[3]
Operating Cash Inflow	$387.4		$587.3
Less: capital and software expenditures	(103.1)		(103.1)

Free Cash Inflow (before dividends)	$284.3		$484.2

[2,3]	Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized cash flow and free cash flow, as reconciled above, are considered meaningful pro forma metrics to aid the understanding of the company’s cash flow performance aside from the material impact of the merger and acquisition-related payments and charges.

[4]	Merger and acquisition-related charges and payments relate primarily to the Black & Decker merger, including inventory step-up (non-cash), facility closure-related charges, certain executive compensation and severance costs associated with change in control, transaction and integration costs.

APPENDIX A (CONTINUED)
STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP SEGMENT PROFIT FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars)

	THIRD QUARTER 2011
		Merger &
		Acquisition-
		Related
	Reported	Charges[1]	Normalized[2]
SEGMENT PROFIT

Construction & DIY	$169.9	$6.6	$176.5
Security	109.5	11.3	120.8
Industrial	105.8	0.5	106.3

Segment Profit	385.2	18.4	403.6
Corporate Overhead	(55.4)	18.7	(36.7)

Total	$329.8	$37.1	$366.9

Segment Profit as a Percentage of Net Sales
Construction & DIY	12.7%		13.2%
Security	16.7%		18.4%
Industrial	16.5%		16.5%

Segment Profit	14.6%		15.3%
Corporate Overhead	-2.1%		-1.4%

Total	12.5%		13.9%

[1]	Merger and acquisition-related charges relate primarily to the Black & Decker merger and Niscayah acquisition, including facility closure-related charges, integration costs and transaction costs.

[2]	The normalized 2011 business segment information, as reconciled to GAAP, is considered relevant to aid analysis of the company’s segment profit results aside from the material impact of the merger & acquisition-related charges.

	THIRD QUARTER 2010
		Merger &
		Acquisition-
		Related
	Reported	Charges[3]	Normalized[2]
SEGMENT PROFIT

Construction & DIY	$158.8	$5.8	$164.6
Security	87.2	9.8	97.0
Industrial	80.7	4.8	85.5

Segment Profit	326.7	20.4	347.1
Corporate Overhead	(55.0)	7.5	(47.5)

Total	$271.7	$27.9	$299.6

Segment Profit as a Percentage of Net Sales
Construction & DIY	12.5%		13.0%
Security	15.5%		17.2%
Industrial	15.0%		15.9%

Segment Profit	13.8%		14.7%
Corporate Overhead	-2.3%		-2.0%

Total	11.5%		12.6%

[3]	Merger and acquisition-related charges and payments relate primarily to the Black & Decker merger, including inventory step-up (non-cash), facility closure-related charges, certain executive compensation and severance costs, transaction and integration costs.

APPENDIX A (CONTINUED)
STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP SEGMENT PROFIT FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars)

	YEAR TO DATE 2011
		Merger &
		Acquisition-
		Related
	Reported	Charges[1]	Normalized[2]
SEGMENT PROFIT

Construction & DIY	$516.9	$13.2	$530.1
Security	284.7	17.8	302.5
Industrial	310.2	0.8	311.0

Segment Profit	1,111.8	31.8	1,143.6
Corporate Overhead	(172.3)	50.1	(122.2)

Total	$939.5	$81.9	$1,021.4

Segment Profit as a Percentage of Net Sales
Construction & DIY	13.2%		13.5%
Security	15.5%		16.5%
Industrial	16.4%		16.4%

Segment Profit	14.6%		15.0%
Corporate Overhead	-2.3%		-1.6%

Total	12.3%		13.4%

[1]	Merger and acquisition-related charges relate primarily to the Black & Decker merger and Niscayah acquisition, including facility closure-related charges, integration costs and transaction costs.

[2]	The normalized 2011 business segment information, as reconciled to GAAP, is considered relevant to aid analysis of the company’s segment profit results aside from the material impact of the merger & acquisition-related charges.

	YEAR TO DATE 2010
		Merger &
		Acquisition-
		Related
	Reported	Charges[3]	Normalized[2]
SEGMENT PROFIT

Construction & DIY	$319.1	$126.1	$445.2
Security	219.0	36.8	255.8
Industrial	175.1	22.8	197.9

Segment Profit	713.2	185.7	898.9
Corporate Overhead	(183.3)	72.2	(111.1)

Total	$529.9	$257.9	$787.8

Segment Profit as a Percentage of Net Sales
Construction & DIY	10.2%		14.3%
Security	14.1%		16.5%
Industrial	13.1%		14.9%

Segment Profit	11.9%		15.0%
Corporate Overhead	-3.1%		-1.9%

Total	8.8%		13.1%

[3]	Merger and acquisition-related charges and payments relate primarily to the Black & Decker merger, including inventory step-up (non-cash), facility closure-related charges, certain executive compensation and severance costs associated with change in control, transaction and integration costs.